                                                                    EXHIBIT 23.1



Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 No. 333-16837, on Form S-8 No. 333-56089, on Form S-3 No. 333-87063, on Form S-3 No. 333-15407, on Form S-3 No. 333-62855, on
Form S-3 No. 333-57888 and on Form S-3 No. 333-87219.





                                              /s/ Arthur Andersen LLP



Vienna, Virginia
March 25, 2002